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                                  EXHIBIT 5.1









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                                 March 21, 1995



Aurora Electronics, Inc.
2030 Main Street, Suite 1120
Irvine, California 92714

Ladies and Gentlemen:

     We have acted as counsel for Aurora Electronics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of the issuance of up to 350,000 shares (the "Shares") of the Company's common stock, par value $.03 per share, issuable under the Aurora Electronics, Inc. 1995 Employee Purchase Plan (the "Plan"). The issuance of the Shares is being registered pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about March 24, 1995 (the "Registration Statement").

     In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of accurate and complete originals thereof. We have also relied upon such certificates of public officials, corporate agents, and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein that were not independently established.

     Based on the foregoing, we are of the opinion that, if and when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, the Shares will have been validly issued and will be fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,



                                         /s/  HUGHES & LUCE, L.L.P.
                                              HUGHES & LUCE, L.L.P.